Exhibit 10.67

HYSTER-YALE MATERIALS HANDLING, INC

SUPPLEMENTAL LONG-TERM EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of this Supplemental Long-Term Equity Incentive Plan (the “Plan”) is to further the long-term profits and growth of Hyster-Yale Materials Handling, Inc. (the “Company”) by enabling the Company and/or its wholly-owned subsidiaries (together with the Company, the “Employers”) to attract, retain and reward employees of the Employers by providing a long-term incentive compensation opportunity to those employees who the Committee determines are in a position to make significant contributions to such profits and growth. This incentive compensation is in addition to annual compensation and other long-term incentive compensation and is intended to reward extraordinary individual effort and/or results and encourage enhancement of the Company’s stockholder value.

2.	Definitions

(a)	“Average Award Share Price.” Except as otherwise determined by the Committee for the 2012 and 2013 Award Years, the Average Award Share Price means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Award Year (or such other previous calendar year as determined in advance by the Committee) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Award Year. Notwithstanding the foregoing, in the event that an Award is paid fully in Award Shares, the Average Award Share Price shall be equal to the average of the opening and closing price per share of the Class A Common Stock on the New York Stock Exchange on the date the Award is granted.

(b)	“Award” means an award paid to a Participant under this Plan for an Award Year (if any) in an amount determined by the Committee. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares.

(c)	“Award Shares” means fully-paid, non-assessable shares of Class A Common Stock that are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares.

(d)	“Award Year” means the calendar year on which an Award is based.

(e)	“Class A Common Stock” means the Company’s Class A Common Stock, par value $1.00 per share.

(f)	“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is not an employee of the Company or any of its subsidiaries and (ii) is a “disinterested person” within the meaning of Rule 16b-3.

(g)	“Participant” means any person who is classified as a salaried employee of the Employers who, in the judgment of the Committee, contributed to the profits or growth of the Employers during an Award Year.

(h)	“Retire” means a termination of employment that entitles the Participant to immediate commencement of his pension benefits under the NACCO Materials Handling Group, Inc. Pension Plan for Non-Union Employees or, for Participants who are not members of such plan, a termination of employment after reaching age 60 with at least 15 years of service with one or more of the Employers.

(i)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

3.	Administration

This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the act of a majority of members of the Committee present at any meeting at which a quorum is present, unless a greater number is required by law, the Company’s Certificate of Incorporation or its Bylaws, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.	Eligibility

Each Participant may be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5.	Awards

The Committee may, from time to time and upon such conditions as it may determine in its sole and absolute discretion, authorize the payment of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:

(a)

At any time during an Award Year, but no later than March 15th following each Award Year, the Committee shall determine whether any Awards will be granted hereunder to any Participant and the amount thereof. When making such determination, the Committee shall take into account such factors as (i) individual performance and contributions towards various goals of the Employers, (ii) extraordinary results and (iii) any extraordinary events. The Committee shall have the power to specify the allocation between the cash portion of the Award and the equity portion of the Award (if any). Notwithstanding the foregoing, no Award shall be payable under this Plan to any Participant except as determined by the Committee. Each Award shall be fully paid prior to March 15th of the year following the Award Year.

(b)	The Committee may determine whether an Award shall be paid fully in Award Shares or partly in cash and partly in Award Shares. If an Award is to be paid fully in Award Shares, the number of Award Shares shall be determined by the Committee in its sole discretion. If the Award is to be paid partly in cash and partly in Award Shares, the number of Award Shares to be issued to a Participant shall be based upon the number of shares of Class A Common Stock that can be purchased with the equity portion of the Award at the Average Award Share Price. The Company shall pay any and all brokerage fees and commissions incurred in connection with the purchase by the Company of shares which are to be issued as Award Shares and the transfer thereto to Participants.

(c)	Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of this Plan, the maximum Award granted to a Participant in a single calendar year under this Plan shall not exceed the greater of (i) $1,000,000 or (ii) the fair market value of 10,000 Award Shares.

(d)	Except as otherwise set forth in this Section, Award Shares shall not be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered (collectively, a “Transfer”) by a Participant or any other person, voluntarily or involuntarily, other than a Transfer of Award Shares (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended (“QDRO”) or (iii) to a trust for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such trust shall continue to be Award Shares subject to the terms of this Plan). The Company shall not honor, and shall instruct the transfer agent not to honor, any attempted Transfer and any attempted Transfer shall be invalid, other than Transfers described in clauses (i) through (iii) above.

(e)	Award Shares shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that a Transfer of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of ten years from the last day of the Award Year, or such other shorter or longer period as may be determined by the Committee (in its sole and absolute discretion) from time to time. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date the Participant dies or becomes permanently disabled, (ii) five years (or earlier with the approval of the Committee) after the Participant Retires or (iii) a release of restrictions as determined by the Committee in its sole and absolute discretion (including, without limitation, a release caused by a termination of this Plan).

(f)	The Company shall cause an appropriate legend to be placed on each certificate, or other applicable records with respect to uncertificated shares, for the Award Shares, reflecting the foregoing restrictions.

(g)	Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an authorized officer and delivered to and accepted by such Participant. Each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the Transfers of Award Shares. Following the lapse of restrictions in accordance with this Section, the shares shall no longer be “Award Shares” and, at the Participant’s request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to any uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.

6.	Withholding Taxes

To the extent that an Employer is required to withhold federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Employer for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

7.	Amendment, Termination and Adjustments

(a)

The Committee, subject to the approval of the Board of Directors of the Company, may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in any Award Shares that were previously issued to a Participant under this Plan. Unless otherwise specified by the Committee, all

Award Shares that were issued prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Award Shares shall lapse in accordance with Section 5.

(b)	Notwithstanding the provisions of Subsection (a) or Subsection (c), without further approval by the stockholders of the Company, no such action shall (i) increase the maximum number of Award Shares to be issued under this Plan specified in Section 8 (except that adjustments and additions expressly authorized by this Section 7 shall not be limited by this clause (i)) or (ii) cause Rule 16b-3 to become inapplicable to this Plan.

(c)	The Committee may make or provide for an adjustment (A) in the total number of Award Shares to be issued under this Plan specified in Section 8 or (B) to the definition of Average Award Share Price as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the “Extraordinary Events”). Any securities that are distributed in respect to Award Shares in connection with any of the Extraordinary Events shall be deemed to be Award Shares and shall be subject to the transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued, unless such restrictions are waived or otherwise altered by the Committee.

8.	Award Shares Subject to Plan

Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that are available for issuance as Award Shares under this Plan shall be 100,000.

9.	Approval by Stockholders

This Plan will be submitted for approval by the stockholders of the Company. If such approval has not been obtained by July 1, 2013, all grants of Award Shares made on or after January 1, 2013 will be rescinded.

10.	General Provisions

(a)

No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)	Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)	Limitation on Rights of Employees. No Trust. No trust has been created by the Employers for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a Participant hereunder is a mere unsecured creditor of the Company.

(e)	Non-transferability of Awards. Awards shall not be transferable by a Participant. Award Shares paid pursuant to an Award shall be transferable, subject to the restrictions described in Section 5.

(f)	Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent.

11.	Effective Date

This Plan shall be effective as of, and contingent upon, the “Spin-Off Date,” as such term is defined in the 2012 Separation Agreement by and between NACCO Industries, Inc. and the Company.